EXHIBIT 5.1

[Letterhead of Chapman and Cutler LLP]

November 19, 2007

Bank of Montreal

100 King Street West

1 First Canadian Place

Toronto, Ontario M5X 1A1

Canada

Ladies and Gentlemen:

We have served as United States counsel for Bank of Montreal, a Canadian chartered bank (the “Bank”), in connection with the proposed issuance of certain shares (the “Shares”) of the Bank’s Common Shares, without par value, in connection with the Bank’s acquisition of Ozaukee Bank, a Wisconsin state chartered bank. As such counsel, we have examined such matters of law and documents as we have deemed necessary or advisable in order to enable us to express the opinion hereinafter set forth, including without limitation, the Bank’s Registration Statement on Form F-4 as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Based upon the foregoing, we are of the opinion that, upon the issuance of the Shares for the consideration stated in the proxy statement/prospectus constituting a part of the above-mentioned Registration Statement and as otherwise contemplated by such Registration Statement and the Affiliation Agreement referred to therein, the Shares will be legally issued, fully paid and non-assessable.

We are admitted to practice law in the State of Illinois. The opinion set forth herein is limited to the federal laws of the United States and the laws of the State of Illinois. In rendering this opinion (i) we have assumed that, upon issuance thereof, the Shares will be legally issued, fully paid and non-assessable under the federal and provincial laws of Canada, and (ii) as to matters relating to the federal and provincial laws of Canada, we have relied solely on the opinion of Osler, Hoskin & Harcourt LLP dated November 19, 2007, and addressed to you and us.

We hereby consent to the filing of this opinion letter as an exhibit to the above-mentioned Registration Statement of the Bank and to the use of our name and the reference to our firm in said Registration Statement and in the proxy statement/prospectus included as a part thereof.

Respectfully submitted,

/s/ Chapman and Cutler LLP